Exhibit 99.1

Famous Dave’s Reports Results For First Quarter Fiscal 2014

Income from Operations Grew 199%

Restaurant Level Cash Flow Margins increased 100 basis points

Net Income per Share increased 600%

Adjusted EBITDA improved 73%

MINNEAPOLIS, April 23, 2014 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported financial results for the first quarter ending March 30, 2014.

Key items for the first quarter of 2014 as compared to the first quarter of 2013 include:

•	Revenue was $35.7 million for the first quarter of 2014 compared to $36.6 million for the first quarter of 2013;

•	Comparable restaurant sales for Company-owned restaurants open 24 months or more decreased 4.9% compared to a decrease of 1.8% for the first quarter of 2013;

•	Comparable restaurant sales for franchise-operated restaurants decreased 3.3% compared to a decrease of 6.1% for the first quarter of 2013;

•	Franchise royalty revenue increased to $4.2 million for the first quarter of 2014 compared to $4.1 million for the first quarter of 2013;

•	General and administrative expenses decreased $1.3 million year over year, to $4.2 million for the first quarter of 2014 and were 11.9% of revenue compared to 15.1% of revenue for the first quarter of 2013. This decrease reflected the impact from reductions in force that occurred during fiscal 2013 as well as a recapture of approximately $878,000 of stock-based compensation, or $0.08 per diluted share, predominantly due to the recent departure of employees. Partially offsetting this decrease was approximately $518,000, or $0.05 per diluted share, of severance costs also included in general and administrative expenses for the first quarter of 2014;

•	Asset impairment and estimated lease termination and other closing costs for the first quarter totaled approximately $460,000, or $0.04 per share, reflecting the net lease termination costs related to the Salisbury, MD restaurant which closed at the end of March in addition to an impairment charge for the décor in our company-owned restaurants;

•	The loss on disposal costs for the first quarter, equal to $434,000, or $0.04 per share, reflect the loss on the disposal of décor from our warehouse, including costs of disposition.

•	Diluted net income per share was $0.07 for the first quarter of 2014 and compared to $0.01 for the first quarter of 2013;

•	Adjusted EBITDA was approximately $3.2 million for the first quarter of 2014, compared to $1.9 million for the first quarter of 2013;

Ed Rensi, Famous Dave’s interim CEO, commented, “Our comparable sales results reflect the impact from severe weather patterns across all of our company-owned markets throughout the quarter, in addition to the year-over-year impact from a significant direct mail campaign that took place during the first quarter of 2013 that was not repeated in 2014. Despite challenges with driving top-line sales, we were pleased with continued progress in improving our restaurant level economics, particularly with regard to food costs.”

“We made a number of strategic decisions this quarter that will set us up well for the long-term, including a decision to close down our décor warehouse. This decision was based on a need to contemporize, reduce the cost as well as the number of items, and to provide a variety of options with regard to our restaurant décor package. Additionally, the closure of our warehouse will save us approximately $300,000 of operating costs on an annualized basis. During the quarter, we auctioned off the majority of items in our warehouse and took an impairment charge on the remaining items not sold, as well as taking an impairment charge on the décor in our existing company-owned restaurants, which we plan to convert in the near future. Going forward, there will be a greater degree of flexibility and options for our system, including the ability to purchase décor direct from the manufacturer on a real time basis, and we can achieve this without all of the operating costs of a large warehouse facility.”

“We will continue to focus on driving top line sales growth by improving guest traffic and to move away from a discounting strategy that was negatively affecting our bottom line,” said Rensi. “Additionally, we will continue our efforts to improve unit-level economics and to remove unnecessary costs from, and build efficiencies into, all production processes, and are currently underway with a variety of tests in a key company-owned restaurant. Lastly, we will be persistent in our efforts to provide the system with a variety of cost-effective prototype options for profitable growth.”

Common Share Repurchases

The company repurchased approximately 45,000 shares of common stock during the first quarter of fiscal 2014 at an average price of $19.29 per share, excluding commissions, for a total of approximately $869,000. The company did not buy back any shares during the first quarter of 2013.

The company has repurchased 747,698 shares under its current 1.0 million share authorization at an average price of $14.94 per share, excluding commissions, for a total of approximately $11.2 million.

Marketing and Development

During the first quarter, the company embarked on a number of tests, including local store marketing media campaigns, a variety of value menu tests in addition to a new adult beverage program that is expected to be rolled out to the system during the second and third quarters. The company also had a number of successful product tests, including smoked turkey, offered as a platter, a sandwich or as turkey tips, as well as very successful introduction of a modern hand-crafted, hand-held BBQ offering called BYOB that will the featured promotion from early June through mid-August.

BYOB, or build your own BBQ, is a handheld BBQ meal with bright flavors at a value price, that guests create themselves with a choice of Georgia Chopped Pork, Texas Beef Brisket or Original Burnt Ends as the main ingredient and a choice of a tortilla or a lettuce cup as the carrier. This is served with Chipotle Rice, Mustard Slaw, a Chimichurri sauce and a variety of fresh flavored pickles and onions as accompaniments.

Famous Dave’s opened two franchise-operated restaurants during the first quarter, and closed two franchise-operated restaurants and one company-owned restaurant. Famous Dave’s ended the quarter with 193 restaurants, including 53 company-owned restaurants and 140 franchise-operated restaurants, located in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province.

For 2014, the company expects to open approximately five new franchise-operated locations.

Conference Call

The company will host a conference call tomorrow, April 24, 2014, at 10:00 a.m. Central Time to discuss its first quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the company owns 53 locations and franchises 140 additional units in 34 states, the Commonwealth of Puerto Rico, and 1 Canadian province. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique made-from-scratch desserts.

Use of Non-GAAP Financial Measures

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net income per share and adjusted EBITDA which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted net income per share consists of net income plus items, such as, asset impairment and estimated lease termination and other closing costs, net loss on disposal of equipment, and the recapture of stock-based compensation and severance costs related to the level of Vice President (VP) and above, divided by the weighted average number of shares of common stock outstanding during each period presented. Famous Dave’s of America, Inc. believes adjusted net income per share is useful to an investor because it is widely used to measure a company’s operating performance.

EBITDA consists of income from operations plus depreciation and amortization. Adjusted EBITDA consists of EBITDA plus items, such as, asset impairment and estimated lease termination and other closing costs, net loss on disposal of equipment, and the recapture of stock-based compensation and severance costs related to the level of Vice President (VP) and above. Famous Dave’s uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance without the impact of items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net income to adjusted net income per share and Adjusted EBITDA.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

MARCH 30, 2014 AND MARCH 31, 2013

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2014	2013
Revenue:
Restaurant sales, net	$31,248	$32,280
Franchise royalty revenue	4,203	4,092
Franchise fee revenue	35	44
Licensing and other revenue	176	184

Total revenue	35,662	36,600

Costs and expenses:
Food and beverage costs	9,126	9,958
Labor and benefits costs	10,420	10,757
Operating expenses	8,401	8,468
Depreciation and amortization	1,546	1,541
General and administrative expenses	4,227	5,533
Asset impairment and estimated lease termination and other closing costs	460	(12)
Pre-opening expenses	7	6
Net loss on disposal of property	434	1

Total costs and expenses	34,621	36,252

Income from operations	1,041	348

Other expense:
Interest expense	(263)	(285)
Interest income	1	4
Other (expense) income, net	(1)	18

Total other expense	(263)	(263)

Income before income taxes	778	85
Income tax expense	(262)	(23)

Net income	$516	$62

Basic net income per common share	$0.07	$0.01

Diluted net income per common share	$0.07	$0.01

Weighted average common shares outstanding—basic	7,312	7,370

Weighted average common shares outstanding—diluted	7,345	7,648

See accompanying notes to consolidated financial statements.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended
	March 30,	March 31,
	2014	2013
Food and beverage costs (1)	29.2%	30.8%
Labor and benefits costs (1)	33.3%	33.3%
Operating expenses (1)(3)	26.9%	26.2%
Restaurant level cash flow margins (1)(4)	10.6%	9.6%
Depreciation & amortization (restaurant level) (1)	4.4%	4.4%
Asset impairment and estimated lease termination and other closing costs (1)	1.5%	—
Pre-opening expenses and net loss on disposal of equipment (1)	1.4%	—
Costs and expenses (restaurant level) (1)	96.7%	94.7%
Restaurant level margin (1)(5)	3.3%	5.3%
Depreciation & amortization (corporate level) (2)	0.5%	0.4%
General and administrative expenses (2)(3)	11.9%	15.1%
Total costs and expenses (2)	97.1%	99.0%
Income from operations (2)	2.9%	1.0%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	In order to be consistent with what the Company believes to be a more prevalent practice among other public restaurant companies, the Company has decided to reflect multi-unit supervision expenses within general and administrative expenses, rather than as operating expenses, where they previously have been reflected. For the first quarter of fiscal 2013, this adjustment was approximately $514,000.
(4)	Restaurant level cash flow margins are equal to taking restaurant sales, net less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.
(5)	Restaurant level margin is equal to taking restaurant sales, net less restaurant level costs and expenses. Restaurant level costs and expenses include food and beverage costs, labor and benefit costs, operating expenses, restaurant level depreciation and amortization, asset impairment and estimated lease termination and other closing costs, pre-opening expenses and net loss on disposal of equipment.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 30,	December 29,
	2014	2013
ASSETS
Cash and cash equivalents	$743	$1,293
Other current assets	11,320	10,764
Property, equipment and leasehold improvements, net	57,726	59,733
Other assets	3,557	3,547

Total assets	$73,346	$75,337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$12,206	$13,675
Line of credit	12,300	11,400
Other long-term obligations	17,311	17,471
Shareholders’ equity	31,529	32,791

Total liabilities and shareholders’ equity	$73,346	$75,337

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 30,	March 31,
	2014	2013
Cash flows (used for) provided by operating activities	$(447)	$3,933
Cash flows used for investing activities	(375)	(968)
Cash flows provided by (used for) financing activities	272	(3,033)

Net decrease in cash and cash equivalents	$(550)	$(68)

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended
	March 30,	March 31,
	2014	2013
Restaurant sales (in thousands):
Company-Owned	$31,248	$32,280
Franchise-Operated	$90,542	$87,459
Total number of restaurants:
Company-Owned	53	53
Franchise-Operated	140	134

Total	193	187
Total weighted average weekly net sales (AWS):
Company-Owned	$44,514	$46,850
Franchise-Operated	$50,023	$51,236
Operating weeks:
Company-Owned	702	689
Franchise-Operated	1,810	1,707
Weighted comparable net sales by category (24 month):
Dine-in	(4.7)%	(3.5)%
To Go	0.8%	1.3%
Catering	(1.0)%	0.4%

Total company-owned comparable sales %	(4.9)%	(1.8)%
Franchise-Operated %	(3.3)%	(6.1)%
Total number of comparable restaurants:
Company-Owned	50	49
Franchise-Operated	119	114

FAMOUS DAVE’S OF AMERICA, INC.

NON-GAAP RECONCILIATION

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
Net income	$516	$62
Asset impairment and estimated lease termination and other closing costs	460	(12)
Net loss on disposal of equipment	434	1
VP level and above stock-based compensation recapture	(736)	—
VP level and above severance	504	—
Tax adjustment for the non-cash adjustments	(223)	3

Adjusted Net Income	$955	$54

Non-GAAP income per share:
Basic net income per common share	$0.13	$0.01

Diluted net income per common share	$0.13	$0.01

Shares used to compute non-GAAP income per share:
Weighted average common share outstanding—basic	7,312	7,370

Weighted average common share outstanding—diluted	7,345	7,648

Income from Operations	$1,041	$348
Depreciation and amortization	1,546	1,541

EBITDA	2,587	1,889
Non-cash items:
Asset impairment and estimated lease termination and other closing costs	460	(12)
Net loss on disposal of equipment	434	1
VP level and above stock-based compensation recapture	(736)	—
VP level and above severance	504	—

Adjusted EBITDA	$3,249	$1,878

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.